Exhibit 99.1

Neurologix Licenses Exclusive Rights to Key Gene from Aegera Therapeutics for Use as a Potential Gene Therapy for Huntington’s Disease

FORT LEE, N.J. (September 3, 2008): Neurologix, Inc. (OTCBB: NRGX), a biotechnology company engaged in the development of innovative gene therapies for the brain and central nervous system, and Aegera Therapeutics, a private clinical stage company focused on oncology and neuropathic pain, announced today their execution of an exclusive license agreement.  Pursuant to the agreement, Neurologix has exclusively licensed the worldwide rights, excluding China, for the use of the XIAP gene (x-linked inhibitor of apoptosis protein) for therapeutic or prophylactic purposes in the treatment of Huntington’s disease. Financial details of the transaction were not disclosed.

Huntington’s disease is an inherited neurodegenerative disease that results in uncontrolled movements, deterioration of mental abilities and, ultimately, death.  Neuronal cell death associated with the disease is believed to occur via apoptosis, the process of programmed cell death. XIAP is a potent inhibitor of caspases, a family of proteins that are key executors of apoptosis, and therefore it may offer utility as a therapeutic neuroprotective factor. In preclinical studies, Neurologix scientists have demonstrated that a mutated form of the XIAP gene delivered by an adeno-associated virus (AAV) vector can not only slow the disease, but actually normalize motor deficits associated with the disease when introduced into the brain of mice harboring the same mutation found in humans using standard neurosurgical techniques.

“Obtaining the rights to this intellectual property represents an important step in developing a novel therapeutic product for the treatment of this terrible and currently untreatable disease,” said John Mordock, President & Chief Executive Officer of Neurologix. “We have been very encouraged by our preclinical results to date, which demonstrate that XIAP may not only modify the progression of cell death, but may potentially reverse neuronal dysfunction as well.

Mr. Mordock added, “We are looking forward to moving this indication toward human clinical trials in patients affected by Huntington’s disease. Having successfully completed a Phase 1 clinical trial for the treatment of Parkinson’s disease with our AAV-GAD, we are now commencing a Phase 2 clinical trial for that product.  Our progress in the Huntington’s indication demonstrates the potential of our AAV-mediated gene transfer approach as a common delivery platform for the treatment of various CNS movement disorders and neurodegenerative diseases.”

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Neurologix Obtains Exclusive License to Gene for Use in Huntington’s Disease Therapy

Dr. Michael Berendt, Aegera President and CEO, stated, “We are very excited about the possibility of a new treatment for this devastating disease, and continue to believe that the Inhibitor of Apoptosis protein family, discovered by our founders, plays a central role in multiple disease indications.  This licensing transaction with Neurologix highlights our strategy of advancing our own clinical and discovery programs, in our core areas of oncology, neuropathic pain and auto-immune/inflammatory diseases, while working with key strategic partners in other areas to accelerate the delivery of new therapeutics and diagnostics for a wide range of human diseases.”

About Huntington’s Disease

Huntington’s disease, also known as Huntington’s chorea, is a genetic neurodegenerative disease caused by a single defective gene on chromosome 4. This leads to damage over time of the nerve cells in areas of the brain including the basal ganglia and cerebral cortex, and to the gradual onset of physical, mental and emotional changes. No cure for Huntington’s disease currently exists, so symptoms are managed with various medications and supportive services. The U.S. National Institute of Neurological Diseases and Stroke (NINDS) estimates that at least 150,000 individuals are at risk of developing the disease; children with an affected parent have a 50% chance of inheriting the mutated gene responsible for the condition.

About Aegera Therapeutics Inc.

Aegera Therapeutics is a clinical stage biotechnology company focused on developing drugs that control apoptosis to address major unmet medical needs. Aegera has three programs in clinical development:
▪	AEG35156 targets the key anti-apoptotic protein XIAP, and is currently in multiple Phase II human clinical trials for the treatment of solid tumors and leukemia;
▪	AEG40826/HGS1029 is a novel, small molecule inhibitor of multiple IAP family members, in clinical development for oncology.
▪	AEG33773 is a novel, orally bioavailable small molecule developed to treat painful diabetic neuropathy and is in Phase I clinical studies.

About Neurologix

Neurologix, Inc. (NRGX.OB) is a clinical-stage biotechnology company dedicated to the discovery, development, and commercialization of life-altering gene transfer therapies for serious disorders of the brain and central nervous system (CNS). Neurologix’s therapeutic approach is built upon the groundbreaking research of its scientific founders and advisors, whose accomplishments have formed the foundation of gene therapy for neurological illnesses. Current Company programs address such conditions as Parkinson’s disease, epilepsy and Huntington’s disease, all of which are large markets not adequately served by current therapeutic options. For more information, please visit the Neurologix website at http://www.neurologix.net.

Neurologix Obtains Exclusive License to Gene for Use in Huntington’s Disease Therapy

Cautionary Statement Regarding Forward-looking Statements
This news release includes certain statements of Neurologix that may constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and which are made pursuant to the Private Securities Litigation Reform Act of 1995.  These forward-looking statements and other information relating to the Company are based upon the beliefs of management and assumptions made by and information currently available to the Company.  Forward-looking statements include statements concerning plans, objectives, goals, strategies, future events, or performance, as well as underlying assumptions and statements that are other than statements of historical fact. When used in this document, the words “expects,” “promises,” “anticipates,” “estimates,” “plans,” “intends,” “projects,” “predicts,” “believes,” “may” or “should,” and similar expressions, are intended to identify forward-looking statements.  These statements reflect the current view of the Company’s management with respect to future events.  Many factors could cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements that may be expressed or implied by such forward-looking statements, including, but not limited to, the following:

•
The Company is still in the development stage and has not generated any revenues.  From inception through June 30, 2008, it incurred net losses and negative cash flows from operating activities of approximately $31.3 million and $25.0 million, respectively.  Management believes that the Company will continue to incur net losses and cash flow deficiencies from operating activities for the foreseeable future.  Because it may take years to develop, test and obtain regulatory approval for a gene-based therapy product before it can be sold, the Company likely will continue to incur significant losses for the foreseeable future.  Accordingly, it may never be profitable and, if it does become profitable, it may be unable to sustain profitability.

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At June 30, 2008, the Company had cash and cash equivalents of approximately $21.6 million, which management believes will be sufficient to fund the Company’s operations through at least December 31, 2009.  The Company does not know whether additional financing will be available when needed, or if available, will be on acceptable or favorable terms to it or its stockholders.

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The Company will need to conduct future clinical trials for treatment of Parkinson’s disease using the Company’s NLX technology.  If the trials prove unsuccessful, future operations and the potential for profitability will be materially adversely affected and the business may not succeed.

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There is no assurance as to when, or if, the Company will be able to successfully complete the required preclinical testing of its gene therapy for the treatment of Huntington’s disease to enable it to file an Investigational New Drug Application with the FDA for permission to begin a Phase 1 clinical trial or that, if filed, such permission will be granted.

Neurologix Obtains Exclusive License to Gene for Use in Huntington’s Disease Therapy

Other factors and assumptions not identified above could also cause the actual results to differ materially from those set forth in the forward-looking statements.  Additional information regarding factors that could cause results to differ materially from management’s expectations is found in the section entitled “Risk Factors” in the Company’s 2007 Annual Report on Form 10-KSB.  Although the Company believes these assumptions are reasonable, no assurance can be given that they will prove correct.  Accordingly, you should not rely upon forward-looking statements as a prediction of actual results.  Further, the Company undertakes no obligation to update forward-looking statements after the date they are made or to conform the statements to actual results or changes in the Company’s expectations.

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Contact:

For Neurologix:

Marc Panoff
Chief Financial Officer, Treasurer and Secretary
(201) 592-6451
marcpanoff@neurologix.net

Joan Kureczka
Kureczka/Martin Associates
(415) 821-2413
Jkureczka@comcast.net

For Aegera:

Donald Olds, MSc, MBA
Chief Operating Officer & CFO
(514) 288-5532 *295
Email: donald.olds@aegera.com